                                                                     EXHIBIT 99

                            RIVERWOOD HOLDING, INC.

           RECONCILIATION OF INCOME (LOSS) FROM OPERATIONS TO EBITDA

                           (In Thousands of dollars)

                                                          Coated        Container-
                                                          Board           board         Corporate         Total
                                                        ----------      ----------      ----------      ----------
First Quarter 1999:
Income (Loss) from Operations                           $   29,769      $   (7,448)     $   (3,450)    $    18,871
Add: Depreciation and amortization                          30,197           4,915             139          35,251
     Dividends from equity investments                          --              --              --              --
     Other non-cash charges (A)                               (173)            103           1,637           1,567
                                                        ----------      ----------      ----------      ----------
EBITDA (B)                                              $   59,793      $   (2,430)     $   (1,674)     $   55,689
                                                        ==========      ==========      ==========      ==========

Second Quarter 1999:
Income (Loss) from Operations                           $   43,537      $   (3,886)     $   (4,397)     $   35,254
Add: Depreciation and amortization                          30,910           3,467           1,051          35,428
     Dividends from equity investments                          --              --             885             885
     Other non-cash charges (A)                              1,025             103             820           1,948
                                                        ----------      ----------      ----------      ----------
EBITDA (B)                                              $   75,472      $     (316)     $   (1,641)     $   73,515
                                                        ==========      ==========      ==========      ==========

Third Quarter 1999:
Income (Loss) from Operations                           $   36,977      $   (1,009)     $   (4,235)      $  31,733
Add: Depreciation and amortization                          30,907           4,336           1,050          36,293
     Dividends from equity investments                          --              --           1,873           1,873
     Other non-cash charges (A)                               (836)             98           1,436             698
                                                        ----------      ----------      ----------      ----------
EBITDA (B)                                              $   67,048      $    3,425      $      124      $   70,597
                                                        ==========      ==========      ==========      ==========

Fourth Quarter 1999:
Income (Loss) from Operations                           $   32,258           2,108      $      239          34,605
Add: Depreciation and amortization                          28,977           5,350           1,298          35,625
     Dividends from equity investments                         800              --             957           1,757
     Other non-cash charges (A)                              5,161          (1,137)         (2,337)          1,687
                                                        ----------      ----------      ----------      ----------
EBITDA (B)                                              $   67,196      $    6,321      $      157      $   73,674
                                                        ==========      ==========      ==========      ==========

Year Ended December 31, 1999:
Income (Loss) from Operations                             $142,541         (10,235)        (11,843)        120,463
Add: Depreciation and amortization                         120,991          18,068           3,538         142,597
     Dividends from equity investments                         800              --           3,715           4,515
     Other non-cash charges (A)                              5,177            (833)          1,556           5,900
                                                        ----------      ----------      ----------      ----------
EBITDA (B)                                              $  269,509      $    7,000      $   (3,034)     $  273,475
                                                        ==========      ==========      ==========      ==========

                            RIVERWOOD HOLDING, INC.

                           (In Thousands of dollars)


                                                         Coated         Container-
                                                          Board           board         Corporate         Total
                                                        ----------      ----------      ----------      ----------
First Quarter 1998:
Income (Loss) from Operations                           $   16,572      $   (4,620)     $   (4,706)          7,246
Add: Depreciation and amortization                          30,111           4,789             286          35,186
     Dividends from equity investments                          --              --             618             618
     Other non-cash charges (A)                              1,328             286           1,624           3,238
                                                        ----------      ----------      ----------      ----------
EBITDA (B)                                              $   48,011      $      455      $   (2,178)     $   46,288
                                                        ==========      ==========      ==========      ==========

Second Quarter 1998:
Income (Loss) from Operations                           $   17,398      $   (2,711)     $   (4,380)         10,307
Add: Depreciation and amortization                          32,723           2,687             244          35,654
     Dividends from equity investments                          --              --             994             994
     Other non-cash charges (A)                             15,062             465           1,144          16,671
                                                        ----------      ----------      ----------      ----------
EBITDA (B)                                              $   65,183      $      441      $   (1,998)     $   63,626
                                                        ==========      ==========      ==========      ==========

Third Quarter 1998:
Income (Loss) from Operations                           $   35,169      $   (4,482)     $   (4,112)         26,575
Add: Depreciation and amortization                          31,557           3,874            (925)         34,506
     Dividends from equity investments                          --              --             915             915
     Other non-cash charges (A)                              1,894             375           2,321           4,590
                                                        ----------      ----------      ----------      ----------
EBITDA (B)                                              $   68,620      $     (233)     $   (1,801)     $   66,586
                                                        ==========      ==========      ==========      ==========

Fourth Quarter 1998:
Income (Loss) from Operations                           $    9,613      $  (11,869)     $  (14,194)        (16,450)
Add: Depreciation and amortization                          35,977           5,054             138          41,169
     Dividends from equity investments                         700              --           3,736           4,436
     Other non-cash charges (A)                             (2,913)         (2,813)          3,529          (2,197)
                                                        ----------      ----------      ----------      ----------
EBITDA (B)                                              $   43,377      $   (9,628)     $   (6,791)     $   26,958
                                                        ==========      ==========      ==========      ==========

Year Ended December 31, 1998:
Income (Loss) from Operations                           $   78,752      $  (23,682)     $  (27,392)     $   27,678
Add: Depreciation and amortization                         130,368          16,404            (257)        146,515
     Dividends from equity investments                         700              --           6,263           6,963
     Other non-cash charges (A)                             15,371          (1,687)          8,618          22,302
                                                        ----------      ----------      ----------      ----------
EBITDA (B)                                              $  225,191      $   (8,965)     $  (12,768)     $  203,458
                                                        ==========      ==========      ==========      ==========

                            RIVERWOOD HOLDING, INC.

                           (In Thousands of dollars)

                                                         Coated         Container-
                                                          Board           board         Corporate         Total
                                                        ----------      ----------      ----------      ----------
First Quarter 1997:
Income (Loss) from Operations                           $   15,779      $  (13,006)     $   (4,512)     $   (1,739)
Add: Depreciation and amortization                          27,032           4,714             358          32,104
     Dividends from equity investments                          --              --             750             750
     Other non-cash charges (A)                              1,674             254             110           2,038
                                                        ----------      ----------      ----------      ----------
EBITDA (B)                                              $   44,485      $   (8,038)     $   (3,294)     $   33,153
                                                        ==========      ==========      ==========      ==========

Second Quarter 1997:
Income (Loss) from Operations                           $   19,307      $  (12,532)     $   (6,530)     $      245
Add: Depreciation and amortization                          27,910           4,855             289          33,054
     Dividends from equity investments                          --              --             945             945
     Other non-cash charges (A)                                629           2,966           1,741           5,336
                                                        ----------      ----------      ----------      ----------
EBITDA (B)                                              $   47,846      $   (4,711)     $   (3,555)     $   39,580
                                                        ==========      ==========      ==========      ==========

Third Quarter 1997:
Income (Loss) from Operations                           $   17,996      $   (6,385)     $   (4,096)     $    7,515
Add: Depreciation and amortization                          29,976           4,308             265          34,549
     Dividends from equity investments                          --              --           1,022           1,022
     Other non-cash charges (A)                              1,216              75             986           2,277
                                                        ----------      ----------      ----------      ----------
EBITDA (B)                                              $   49,188      $   (2,002)     $   (1,823)     $   45,363
                                                        ==========      ==========      ==========      ==========

Fourth Quarter 1997:
Income (Loss) from Operations                           $   11,737      $   (9,321)     $   (1,525)     $      891
Add: Depreciation and amortization                          30,861           6,511             305          37,677
     Dividends from equity investments                          --              --           2,511           2,511
     Other non-cash charges (A)                              3,472           2,017           1,263           6,752
                                                        ----------      ----------      ----------      ----------
EBITDA (B)                                              $   46,070      $     (793)     $    2,554      $   47,831
                                                        ==========      ==========      ==========      ==========

Year Ended December 31, 1997:
Income (Loss) from Operations                           $   64,819      $  (41,244)     $  (16,663)     $    6,912
Add: Depreciation and amortization                         115,779          20,388           1,217         137,384
     Dividends from equity investments                          --              --           5,228           5,228
     Other non-cash charges (A)                              6,991           5,312           4,100          16,403
                                                        ----------      ----------      ----------      ----------
EBITDA (B)                                              $  187,589      $  (15,544)     $   (6,118)     $  165,927
                                                        ==========      ==========      ==========      ==========

Notes:

(A) Other non-cash charges include non-cash charges for LIFO accounting, pension, postretirement and postemployment benefits, and amortization of premiums on hedging contracts deducted in determining net income.

(B) EBITDA is defined as consolidated net income (exclusive of non-cash charges resulting from purchase accounting during the periods subsequent to the Merger) before consolidated interest expense, consolidated income taxes, consolidated depreciation and amortization, and other non-cash charges deducted in determining consolidated net income, extraordinary items and the cumulative effect of accounting changes and earnings of, but including dividends from, non-controlled affiliates. EBITDA excludes equity earnings from non-controlled affiliates but includes dividends actually received from non-controlled affiliates. The Company believes that EBITDA provides useful information regarding the Company's debt service ability, but should not be considered in isolation or as a substitute for the Condensed Consolidated Statements of Operations or cash flow data.